SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 3, 2002

infoUSA INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	0-19598 (COMMISSION FILE NUMBER)	47-0751545 (I.R.S. EMPLOYER IDENTIFICATION NO.)

5711 SOUTH 86TH CIRCLE, OMAHA, NEBRASKA 68127
(Address of principal executive offices) (Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (402) 593-4500

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-2.1 Agreement and Plan of Merger
EX-99.1 News Release

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On October 8, 2002, infoUSA Inc., a Delaware corporation (the “Registrant”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ClickAction Inc., a Delaware corporation (“ClickAction”), and Kapalua Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Registrant (the “Merger Sub”). Pursuant to the terms of the Merger Agreement, on December 3, 2002, the Merger Sub merged with and into ClickAction, the separate existence of the Merger Sub ceased, and ClickAction became a wholly-owned subsidiary of the Registrant. All outstanding shares of ClickAction’s common stock were acquired for up to $4.1 million and not less than $3.45 million in cash, depending on certain factual matters. Of that amount, $1.4 million was paid to ClickAction’s preferred stockholder. The common stockholders received $0.15 per share and may receive up to an additional $0.05 per share, depending on certain factual matters.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

The financial statements of the business acquired are not being filed with this Report. Such financial statements, if required, will be filed within 60 days after the date this Report must be filed with the Securities and Exchange Commission (the “Commission”)

(b) Pro Forma Financial Information

The financial statements of the business acquired are not being filed with this Report. Such financial statements, if required, will be filed within 60 days after the date this Report must be filed with the Securities and Exchange Commission (the “Commission”)

(c) Exhibits

2.1 Agreement and Plan of Merger by and among infoUSA Inc., Kapalua Acquisition Corp. and ClickAction Inc. dated as of October 8, 2002

99.1 News release dated December 3, 2002 relating to the closing of the Agreement and Plan of Merger by and among infoUSA Inc., Kapalua Acquisition Corp. and ClickAction Inc which took place on December 4, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoUSA Inc.

Date:	December 12, 2002	/s/ Stormy L. Dean Stormy L. Dean, Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger by and among infoUSA Inc., Kapalua Acquisition Corp. and ClickAction Inc. dated as of October 8, 2002

99.1	News release dated December 3, 2002 relating to the closing of the Agreement and Plan of Merger by and among infoUSA Inc., Kapalua Acquisition Corp. and ClickAction Inc which took place on December 4, 2002.